As filed with the Securities and Exchange Commission on May 22, 2026
Registration No. 333-272337
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-2659066
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

109 East Division Street, Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

(616) 887-7366
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Adom J. Greenland Chief Financial Officer ChoiceOne Financial Services, Inc. 109 East Division Sparta, Michigan 49345 (616) 887-7366	Copies to:	Charlie Goode Warner Norcross + Judd LLP 150 Ottawa Avenue, NW Suite 1500 Grand Rapids, Michigan 49503 (616) 752-2000

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

REMOVAL OF SECURITIES FROM REGISTRATION
AND TERMINATION OF OFFERING
This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 filed by ChoiceOne Financial Services, Inc. (the "Registrant") on June 1, 2023 (Registration No. 333-272337) (the "Registration Statement") is being filed to terminate the effectiveness of the Registration Statement and remove from registration all of the remaining securities covered by the Registration Statement that have not yet been sold as of the date hereof.
Item 16. Exhibits:
The exhibits filed as part of this registration statement are as follows:
Exhibits:
24.1	Powers of Attorney*
*	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparta, State of Michigan, on May 22, 2026.

CHOICEONE FINANCIAL SERVICES, INC.

By:	/S/ Kelly J. Potes
Kelly J. Potes Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons (including a majority of the Board of Directors of ChoiceOne Financial Services, Inc.) in the capacities and on this 22nd day of May, 2026.

	SIGNATURE	TITLE

By:	/s/ Kelly J. Potes	Chief Executive Officer and Director (Principal Executive Officer)
Kelly J. Potes

By:	/s/ Adom J. Greenland	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Adom J. Greenland

By:	*	Chairman
Gregory A. McConnell

By:	*	Director
Greg L. Armock

By:	*	Director
Keith Brophy

By:	*	President and Director
Michael J. Burke, Jr.

By:	*	Director
Harold J. Burns

By:	*	Director
Eric E. Burrough

By:	/s/ Brian P. Petty	Director
Brian P. Petty

By:	*	Director
Curt E. Coulter

By:	*	Director
Bruce John Essex, Jr.

By:	/s/ Randy D. Hicks, M.D.	Director
Randy D. Hicks, M.D.

By:	*	Director
Bradley F. McGinnis

By:	/s/ Steven T. Krause	Director
Steven T. Krause

By:	*	Director
Roxanne M. Page

By:	*	Director
Michelle M. Wendling

By:	/s/ Adom J. Greenland	Attorney-in-Fact
Adom J. Greenland

EXHIBIT INDEX
Exhibits:
24.1	Powers of Attorney*
*	Previously filed.
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